UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, the Board of Directors (the “Board”) of Cypress Energy Partners GP, LLC (the “General Partner”), the general partner of Cypress Energy Partners, L.P. (the “Partnership”), approved the First Amendment (the “First Amendment”) to the Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan (as amended, the “Plan”) to increase the number of common units representing limited partner interests of the Partnership (“common units”) reserved for issuance from 1,182,600 common units to 2,500,000 common units and extend the duration of the Plan through March 18, 2029.

The First Amendment is attached hereto as Exhibit 99.1. A brief description of the Plan is included as part of the Partnership’s Annual Report for the year ended December 31, 2018 (“Annual Report”), which was filed with the Securities and Exchange Commission on March 18, 2019. The descriptions of the First Amendment and the Plan contained herein and in the Annual Report, as applicable, are qualified in their entirety by reference to the full text of the First Amendment and the Plan.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1*	First Amendment to the Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan

99.2	Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192328), initially filed by the Registrant on November 13, 2013, as amended)

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC, its general partner

Dated: March 18, 2019	By:	/s/ Richard M. Carson
		Name:	Richard M. Carson
		Title:	Senior Vice President and General Counsel